                                                                    Exhibit 99.2

                                 July 15, 1999

Energy East Corporation
P.O. Box 12904
Albany, NY 12212-2904

To the Board of Directors:

      I do hereby consent to being named as a person to become a director of Energy East Corporation ("Energy East"), in connection with the consummation of the merger (the "Merger") of Connecticut Energy Corporation, a Connecticut corporation ("Connecticut Energy"), with and into Merger Co., a Connecticut corporation and wholly owned subsidiary of Energy East ("Merger Co."), pursuant to the Agreement and Plan of Merger, dated as of April 23, 1999, as amended July 15, 1999, among Connecticut Energy, Energy East and Merger Co., in the Registration Statement on Form S-4 filed by Energy East with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                     /s/  J.R. Crespo
                                                     ---------------------------
                                                     J.R. Crespo